Exhibit 10.1

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

Plymouth Opportunity REIT, Inc.

Boston, Massachusetts

We have audited the accompanying statements of revenue over certain operating expenses (the "Statements") of the property known as TCG 5400 FIB LP (the “Property”) for the period January 1, 2013 to September 30, 2013, and for the year ended December 31, 2012, and the related notes.

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of the Statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Plymouth Opportunity REIT, Inc.) as described in Note 2 to the Statements and are not intended to be a complete presentation of the Property’s revenue and expenses.

Opinion

In our opinion, the Statements of the Property referred to above present fairly, in all material respects, the revenue over certain operating expenses described in Note 2 to the Statements of the Property for the period January 1, 2013 to September 30, 2013, and for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

/s/ Braver PC

Needham, Massachusetts

December 4, 2013